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                                                                   EXHIBIT 10.16



                                   ----------


                           SECOND AMENDED AND RESTATED
                    SPECIFIC TERMS & CONDITIONS OF INDENTURE

                                      among

                             BLT FINANCE CORP. III,
                                   as Issuer,


                          MICROFINANCIAL INCORPORATED,
                                  as Servicer,


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                              as Indenture Trustee

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                               as Back-up Servicer


                                   ----------



   Dated as of November 1, 1994 and amended and restated as of October 1, 1998




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         SECOND AMENDED AND RESTATED SPECIFIC TERMS AND CONDITIONS OF INDENTURE,
dated as of November 1, 1994 and amended and restated as of October 1, 1998, by and among BLT Finance Corp. III, a Massachusetts corporation, as Issuer (the "Issuer"), MicroFinancial Incorporated (formerly known as Boyle Leasing Technologies, Inc.), a Massachusetts corporation, as Servicer (the "Servicer"), Norwest Bank Minnesota, National Association, a national banking association, as Indenture Trustee (in such capacity, the "Indenture Trustee") and Norwest Bank Minnesota, National Association, a national banking association, as Back-up Servicer (in such capacity, the "Back-up Servicer").


                              PRELIMINARY STATEMENT

         This amended and restated Specific Terms and Conditions of Indenture (the "Specific Indenture Terms") is intended to incorporate by reference all of the provisions of the Standard Terms and Conditions of Indenture attached hereto as Appendix 1 (the "Standard Indenture Terms") and all Supplements as described in the Standard Indenture Terms, and together the Specific Indenture Terms, the Standard Indenture Terms and all Supplements are intended to form the Indenture entered into in connection with the financing described below.

         The Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance by the Issuer from time to time of its Lease-Backed Notes, in Series, issuable as provided in the Indenture. All covenants and agreements made by the Issuer, the Indenture Trustee, the Back-up Servicer and the Servicer herein are for the benefit and security of the Holders of the Notes and MBIA. The Issuer, the Servicer and the Back-up Servicer are entering into the Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         All things necessary to make the Indenture a valid agreement of the Issuer, the Indenture Trustee, the Back-up Servicer and the Servicer in accordance with its terms have been done.

                                 GRANTING CLAUSE

         The Issuer does hereby transfer, assign, set over, and otherwise convey to the Indenture Trustee for the ratable benefit of the Noteholders and MBIA, without recourse, all of the Issuer's rights, title and interest in and to the following and any and all benefits accruing to the Issuer from: (a) the Lease Receivables and Lease Contracts and all payments received on or with respect to the Lease Contracts and Lease Receivables and due after the Cut-Off Date; (b) the Equipment and any security interest of the Issuer in any of the Equipment that is not owned by the Issuer; (c) any rights of the Issuer under each Insurance Policy related to the Lease Contracts and Insurance Proceeds; (d) the Lease Acquisition Agreement; (e) the Servicing Agreement; (f) all amounts from time to time on deposit in the Collection Account, the Advance Payment Account, the Cash Collateral Account, the Redemption Account and the ACH Account (including any Eligible Investments and other property in such accounts); (g) the Lease Contract Files; and (h) proceeds of the foregoing (including, but not by way of limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing), in each case whether now owned or hereafter


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acquired (all of the foregoing being hereinafter referred to as the "Collateral"
or "Trust Estate"). The foregoing transfer, assignment, set over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Indenture Trustee, any Noteholder or MBIA of any obligation of the Issuer, the Company, the Servicer or any other Person in connection with the Trust Estate or under any agreement or instrument relating thereto.

         The Indenture Trustee acknowledges its acceptance on behalf of the Noteholders and MBIA of all right, title and interest previously held by the Issuer in and to the Trust Estate, and declares that it shall maintain such right, title and interest in accordance with the provisions hereof and agrees to perform the duties herein required to the best of its ability to the end that the interests of the Noteholders and MBIA may be adequately and effectively protected.


                                   ARTICLE ONE
                       SPECIFIC DEFINITIONS AND PROVISIONS

SECTION 1.01   CERTAIN DEFINED TERMS.

         Except as otherwise provided herein, each term used in the Indenture shall have the meaning assigned thereto in the Standard Indenture Terms; provided, that the definition of each term defined herein will govern over any conflicting definition contained in the Standard Indenture Terms, will replace such definition. With respect to the Notes, the following definitions shall apply:

         "ACH Account": None.

         "Accrual Period": The period beginning on the sixteenth day of each month and ending on the fifteenth day of the immediately following month (or, in the case of the Accrual Period that is applicable to an Initial Payment Date, beginning on the Accrual Date for such Notes).

         "Available Cash Requirement": shall mean that, as of each Calculation Date and as reflected on each Monthly Servicer's Report, the sum of (i) unrestricted cash and (ii) amounts available for borrowing by the Reported Companies under their credit facilities is not less than $14,000,000.

         "Back-up Servicer": shall initially mean Norwest Bank Minnesota, National Association.

         "Back-up Servicer Fee Rate": shall mean five one hundredths of one percent (0.05%) per annum.

         "BankBoston Loan Agreement": shall mean that certain Amended and Restated Revolving Credit Agreement among the First National Bank of Boston, Commerzbank Bank AG, New York Branch, and Leasecomm Corporation, dated August 6, 1996, as amended by the Agreement and Amendment No. 1 to Amended and Restated Revolving Credit Agreement, among The First National Bank of Boston, Commerzbank Bank, AG, New York Branch, and Leasecomm Corporation, dated September 23, 1997.

         "Cash Collateral Account Factor": shall mean 1.0067.




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         "Change in Control": shall mean either (a) both of the Key Employees shall become deceased, shall become unable to work for a period of six (6) consecutive months or more, or cease to be employed by the Reported Companies or
(b) either (i) any Person or group of Persons (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than the Key Shareholders shall own, beneficially or of record, or control by contract or otherwise, more than 50% of the issued and outstanding shares of capital stock of the Servicer on a fully diluted basis (assuming the exercise of all outstanding stock options) of the Servicer having ordinary voting rights for the election of directors, (ii) the Key Shareholders shall own, beneficially or of record, in the aggregate less than 45%, or own, beneficially or of record, or control, by contract or otherwise, in the aggregate less than 60% of the issued and outstanding shares of capital stock, on a fully diluted basis (assuming the exercise of all outstanding stock options) of the Servicer having ordinary voting rights for the election of directors; provided, that clause (ii) shall not apply if and for so long as the Servicer shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or (iii) the Servicer shall own, beneficially or of record, or control, by contract or otherwise, in the aggregate less than 100% of the issued and outstanding shares of capital stock of the Company.

         "Collateralization Percentage": shall mean 26%.

         "Company": shall mean Leasecomm Corporation.

         "Corporate Trust Office": shall mean the trust office listed in Section
1.03 below.

         "Cut-Off Date": With respect to any Series of Term Notes, the meaning specified in the applicable Supplement, and with respect to any Series of Warehouse Notes, (i) with respect to a Warehouse Funding occurring on or before the Determination Date that occurs during the same calender month as such Warehouse Funding, the last day of the calendar month ending prior to the related Due Period, and (ii) with respect to any Lease Contract funded in a Warehouse Funding occurring after the Determination Date that occurs during the same calender month as such Warehouse Funding, the last day of the calender month prior to the month such Warehouse Funding occurs.

         "Defaulted Lease Purchase and Substitution Limit": shall mean 6.5%.

         "Delinquent Lease Purchase and Substitution Limit": shall mean 20%.

         "Enumerated States": None.

         "Fleet Loan Agreement": shall mean that certain Amended and Restated Loan Agreement between Leasecomm Corporation and NatWest Bank, N.A., dated July 28, 1995, as amended by the First Amendment to Amended and Restated Loan Agreement between Leasecomm Corporation and NatWest Bank, N.A., dated October 30, 1995, and the Second Amendment to Amended and Restated Loan Agreement between Leasecomm Corporation and Fleet Bank, N.A. (formerly NatWest Bank, N.A.), dated August 6, 1996, and the Third Amendment to Amended and Restated Loan Agreement between Leasecomm Corporation and Fleet Bank, N.A., dated August 11, 1997.





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         "Floor Percentage": shall mean 5%.

         "Holdback Rate": shall mean 24%.

         "Indenture Trustee": shall initially mean Norwest Bank Minnesota, National Association.

         "Independent Accountants": shall mean a firm of independent certified public accountants of recognized national standing.

         "Initial ACH Deposit": shall be $0.00.

         "Insurance Agreement": Shall mean each Insurance Agreement by and among MBIA, the Issuer, the Company, the Back-up Servicer, the Note Administrator and the Indenture Trustee, executed in connection with the Issuance of a Series of Notes.

         "Issuer": shall mean BLT Finance Corp. III.

         "Issuer Payment Office": shall mean 950 Winter Street, Waltham, Massachusetts, 02154

         "Issuer State of Incorporation": shall mean the Commonwealth of Massachusetts.

         "Key Employee": shall mean Peter von Bleyleben and Richard Latour.

         "Key Shareholders": shall mean Peter von Bleyleben, Brian Boyle and Torrence Harder.

         "Lease Receivables": The term "Lease Receivables" shall include Servicing Charges.

         "Maximum Default Rate": shall mean 7%.

         "Maximum Delinquency Rate": shall mean 14.5%.

         "Minimum Net Worth Amount" means an amount equal to $24,950,000, provided however, that if the Servicer becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, such amount shall be reset to ninety percent (90%) of the Tangible Net Worth of the Reported Companies as of the close of the month in which such event occurs.

         "Minimum Required Collateralization Amount": shall mean with respect to the Initial Delivery Date, $5,963,801.10.

         "Net Worth Requirement": shall mean that the Reported Companies' Tangible Net Worth, determined as of the close of each fiscal quarter, is equal to at least the Minimum Net Worth Amount plus 60% of the aggregate amount of consolidated net income of the Reported Companies for each of the fiscal quarters ending after the last determination of the Minimum Net Worth Amount, but without deducting therefrom any amount of consolidated net losses for any of such fiscal quarters; provided however that all such amounts shall be calculated in accordance







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with generally accepted accounting principles as in effect on December 31, 1997.

         "Overdue Payment": shall include Servicing Charges.

         "Payment Date": For each Series, the sixteenth day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) commencing on the Initial Payment Date for such Series.

         "Pro Rata Share": With respect to any distribution of principal or interest on any Series of Notes on any Payment Date, a percentage determined by dividing the Target Principal Distribution Amount or amount of interest, as applicable, scheduled to be paid on such Series of Notes by the aggregate Target Principal Distribution Amount or amount of interest, as applicable, scheduled to be paid on all Series of Notes on such Payment Date; PROVIDED, HOWEVER, with respect to payments of Additional Principal Amounts on any Payment Date, "Pro Rata Share" for any Series of Notes shall mean a percentage determined by dividing (a) the decline in the related Series IPB since the Calculation Date preceding the Trigger Event by (b) the decline in the Aggregate IPB since the Calculation Date preceding the Trigger Event.

         "Reported Companies": shall have the meaning set forth in the Specific Servicing Terms.

         "Scheduled Payment": shall exclude payments made pursuant to a TRAC payment and payments made pursuant to a PUT payment clause.

         "Servicer": shall initially mean Boyle Leasing Technologies, Inc.

         "Specific Indenture Terms": The Specific Terms and Conditions of Indenture, dated as of November 1, 1994 and amended and restated as of October 1, 1998, among the Issuer, the Servicer, the Back-up Servicer and the Indenture Trustee, as amended from time to time.

         "Tangible Net Worth" means as of the applicable date of determination, the sum, with respect to the Reported Companies on a consolidated basis, of (a) capital stock, (b) additional paid-in capital and (c) retained earnings, less the sum of (x) organizational costs and good will, (y) treasury stock and (z) 25% of debt issuance costs.

         "Transaction Documents Date": except as provided in any Supplement, shall mean November 1, 1994.

         "Transition Cost": The Transition Cost payable to the Back-up Servicer shall not exceed $50,000.

         "Trigger Event": The occurrence of any one of the following events unless, in the case of subclauses (e) through (k) below, waived by MBIA or, if an MBIA Default has occurred and is continuing, by the Holders of Notes representing no less than 66 2/3% in Outstanding Principal Amount of the Notes, that such occurrence shall constitute a Trigger Event:

         (a) for any three consecutive Due Periods, the average of the Annualized Default Rates for such consecutive Due Periods was equal to or greater than the Maximum Default Rate;





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         (b)      in any Due Period, the Annualized Default Rate was equal to or greater than three times the Maximum Default Rate;

         (c) in any two consecutive Due Periods, the sum of the Annualized Default Rates for such Due Periods was equal to or greater than three times the Maximum Default Rate;

         (d) for any three consecutive Due Periods, the average of the Delinquency Rates for such Due Periods was equal to or greater than the Maximum Delinquency Rate;

         (e) the Net Worth Requirement is not met and, after 30 days of the date on which it is reported, has not been cured or waived by MBIA or, if an MBIA Default has occurred and is continuing, by the Holders of Notes representing no less than 66 2/3% in Outstanding Principal Amount of the Notes;

         (f)      the occurrence of any Change in Control;

         (g)      an Event of Default occurs;

         (h) the Issuer or the Trust Estate becomes required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (i) a voluntary bankruptcy filing of the Servicer or an involuntary bankruptcy filing of the Servicer which is not discharged within sixty (60) days;

         (j) any Reported Company shall be in default under, or in violation of, any covenant or obligation under either the Fleet Loan Agreement or the BankBoston Loan Agreement (each, a "Loan Agreement"), as each such Loan Agreement may be amended from time to time (provided, that any such amendment will only amend this subclause (j) to the extent it has been approved for inclusion herein by MBIA or, if an MBIA Default has occurred and is continuing, by the Holders of Notes representing no less than 66 2/3% of the Outstanding Principal Amount of the Notes), such that the lender under such Loan Agreement would be authorized, pursuant to the terms of such agreement and upon the expiration of any cure period or grace period with respect to such violation or default, to demand immediate payment by such Reported Company of the debt outstanding thereunder, and such default or violation shall not have been cured, remedied or waived in writing by such lender and MBIA (or, if an MBIA Default has occurred and is continuing, by the Holders of Notes representing no less than 66 2/3% in Outstanding Principal Amount of the Notes) after ninety (90) days, counting from the initial date of the violation or default and not from the expiration of any applicable cure period or grace period;

         (k) the Available Cash Requirement is not met and, after 30 days of the date on which it is reported, has not been cured or waived by MBIA or, if an MBIA Default has occurred and is continuing, by the Holders of Notes representing no less than 66 2/3% in Outstanding Principal Amount of the Notes; or

         (l) the occurrence of any additional event set forth in any Supplement as a "Trigger Event".

         "Trustee Fee Rate": shall mean (i) with respect to the Series 1994-A Notes and the 1994-B Warehouse Note, one tenth of one percent (0.10%) per annum, and with respect to any other Series, as defined in the related Supplement.

         "Warehouse Funding Date": Shall mean, unless otherwise provided in an applicable Supplement, any Business Day on which the Issuer desires to obtain a Warehouse Funding in






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accordance with the terms hereof, provided, however, that (a) there shall be no more than two Warehouse Funding Dates per week and (b) no Warehouse Fundings shall occur after the Warehouse Funding Termination Date or the date that the Issuer or MBIA, as applicable, provides notice to the Indenture Trustee pursuant to Section 10.02 hereof that such Series of Warehouse Notes are to be redeemed by the Issuer or MBIA, as applicable.

SECTION 1.02  INTERPRETIVE PROVISIONS

         References herein to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments; and references to Persons include their respective permitted successors and assigns and Persons succeeding to their respective functions and capacities.

SECTION 1.03  NATURE OF TRANSFER

         In the event that the transfer of the Trust Estate is deemed to be a secured financing, the Issuer shall be deemed hereunder to have Granted to the Indenture Trustee and the Issuer does hereby Grant to the Indenture Trustee, for the ratable benefit of the Noteholders and MBIA, a security interest in all of the Issuer's right, title and interest in, to and under the Lease Contracts, the Lease Receivables, the Equipment and the other assets in the Trust Estate, whether now owned or hereafter acquired. For purposes of such Grant, the Indenture shall constitute a security agreement under applicable law.

SECTION 1.04  ADDRESSES FOR NOTICES

         All demands, notices and communications referred to in Section 13.03
(a), (c) or (d) of the Standard Indenture Terms shall be addressed as follows:

         (a) if to the Issuer, at 950 Winter Street, Waltham, Massachusetts 02451 Attention: President;

         (b) if to the Servicer, at 950 Winter Street, Waltham, Massachusetts 02451 Attention: President;

         (c) if to the Back-up Servicer, at Corporate Trust Department, 6th Street & Marquette Avenue, Minneapolis, Minnesota 55479-0069.

         (d) if to the Indenture Trustee, at Corporate Trust Department, 6th Street & Marquette Avenue, Minneapolis, Minnesota 55479-0069.

         Any of the above Persons may change the address for notices hereunder by giving notice of such change to other Persons.



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SECTION 1.05  COMPENSATION AND REIMBURSEMENT OF INDENTURE TRUSTEE

         Reimbursement by the Issuer to the Indenture Trustee and the Back-up Servicer pursuant to Section 7.07(ii) of the Standard Indenture Terms is limited to all reasonable out-of-pocket expenses, disbursements and advances with respect to transportation and food incurred or made by the Indenture Trustee or the Back-up Servicer in accordance with any provision of the Indenture or Servicing Agreement (including the reasonable compensation and the expenses and disbursements of the Indenture Trustee's agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; provided, however, in the event the Indenture Trustee or the Back-up Servicer makes a site visit to the Servicer's offices (other than the Back-up Servicer's annual site visit set forth in Section 7.04(e) of the Standard Servicing Terms) necessitated, in the Back-up Servicer's reasonable judgment, as a result of its activities pursuant to Section 7.04 of the Standard Servicing Terms, the Issuer shall reimburse the Indenture Trustee or the Back-up Servicer for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Indenture Trustee or the Back-up Servicer, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.


                                   ARTICLE TWO
               INDENTURE COMPRISED OF SPECIFIC AND STANDARD TERMS

         The Specific Indenture Terms incorporate by reference all of the provisions of the Standard Indenture Terms attached hereto as Appendix 1, which together with any Supplement form the Indenture. Notwithstanding the foregoing, if any provision of these Standard Indenture Terms conflicts with the provisions of these Specific Indenture Terms, the provisions of the Specific Indenture Terms shall control and if any provision of a Supplement conflicts with the provisions of either the Standard Indenture Terms or the Specific Indenture Terms, the provisions of the Supplement shall control.


                                  ARTICLE THREE
                 MODIFICATION OF CERTAIN PROVISIONS OF INDENTURE

         (a) The first sentence of Section 2.03 of the Standard Indenture Terms shall be amended and restated as follows:

         "The Notes shall be executed on behalf of the Issuer by its President, its Vice President and Treasurer or its Vice President and Clerk. No corporate seal shall be required."

         (b) The provisions of Section 3.03(a)(ii) of the Standard Indenture Terms shall be amended and restated as follows:

         "(ii) the delivery by the Issuer to the Indenture Trustee on or before the second Business Day immediately prior to the requested Warehouse Funding Date of the original executed counterpart of the Lease Contracts relating to such Warehouse Funding and the other items comprising the related Lease Contract Files."

         (c) The provisions of Section 4.04(e)(iii) of the Standard Indenture Terms shall not be





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applicable.

         (d) Section 5.01(b) shall be amended to include the following sentence at the end thereof:

         "Any costs or fees incurred in connection with the delivery of the Opinion of Counsel referred to in this Section 5.01(b) shall be borne by MBIA."

         (e) Existing Section 6.15 shall be renumbered as Section 6.15(a) and the following new subsection shall be added thereafter:

         "(b) Any Event of Default by the Issuer pursuant to Section 6.01(3) hereof that is cured and for which no notice of default is delivered shall be deemed waived without the necessity of written waiver or consent."

         (f)      Section 12.02(d)(xi) shall be amended and restated as follows:

         (xi) on and after the Payment Date following a Trigger Event, apply any remaining funds to the payment of Note principal on each Series of Outstanding Notes, in proportion to the Pro Rata Share for such Series.


                                  ARTICLE FOUR
                                  COUNTERPARTS

         This Indenture may be executed in one or more counterparts all of which together shall constitute one original document.


                                  ARTICLE FIVE
                               OTHER TRANSACTIONS

         Nothing contained in this Indenture or the other Transaction Documents shall preclude the Servicer or the Company from entering into other credit arrangements or securitization transactions with respect to collateral similar to the Collateral.


                                   ARTICLE SIX
                                 ACKNOWLEDGMENT

         In connection with the amendment and restatement of these Specific Indenture Terms, the parties hereby authorize modifications to the form of the Monthly Servicer Report as necessary to reflect such amendments.





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         IN WITNESS WHEREOF, the Issuer, the Servicer, the Back-up Servicer and
the Indenture Trustee have caused the Indenture to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.




                                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, Indenture Trustee


                                   By: /s/ Eileen R. O'Connor
                                       ----------------------------------------
                                       Name: Eileen R. O'Connor
                                       Title: Corporate Trust Officer



                                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, Back-up Servicer


                                   By: /s/ Eileen R. O'Connor
                                       ----------------------------------------
                                       Name: Eileen R. O'Connor
                                       Title: Corporate Trust Officer



                                   BLT FINANCE CORP. III.,
                                   Issuer


                                   By: /s/ J.G. Hines
                                       ----------------------------------------
                                       Name: J.G. Hines
                                       Title: Vice President



                                   MICROFINANCIAL INCORPORATED,
                                   Servicer


                                   By: /s/ J.G. Hines
                                       ----------------------------------------
                                       Name: J.G. Hines
                                       Title: Vice President



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


Consented and Agreed to as of the date first above written:



                                   MBIA INSURANCE CORPORATION


                                   By: /s/ Nicholas Sourbis
                                       ----------------------------------------
                                       Name: Nicholas Sourbis
                                       Title: Managing Director



                                   MARNIX ASSET FUNDING CORPORATION


                                   By: /s/ Kathleen Daese
                                       ----------------------------------------
                                       Name: Kathleen Daese
                                       Title: Assistant Vice President




                                   PRINCIPAL LIFE INSURANCE COMPANY


                                   By: /s/ Jon C. Heiny
                                       ----------------------------------------
                                       Name: Jon C. Heiny
                                       Title: Counsel


                                   By: /s/ James G. Fifield
                                       ----------------------------------------
                                       Name: James G. Fifield
                                       Title: Counsel


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